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                                                                     EXHIBIT 8.2

                    [LETTERHEAD OF SYCAMORE RESOURCES, LLC]


CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
---------------------------------------------------------


We hereby consent to the inclusion of our oil and gas reserve report for the oil and gas reserves of Pan Western Energy Corporation (the "Company") as of January 31, 1997, and to all references to our firm included or made a part of the Company's Registration Statement of form 10-5SB and all amendments thereto filed with the Securities and Exchange Commission.



                                         SYCAMORE RESOURCES, LLC



                                         By: /s/ Mike S. Mabry
                                            --------------------
                                         Mike S. Mabry PE
                                         Managing Partner



March 24, 1997
Tulsa, Oklahoma